Exhibit 10.4

SIGN-ON OPTION AWARD AGREEMENT
INDUCEMENT GRANT

OPTION AWARD AGREEMENT (this “Agreement”), is executed as of the ____ day of March, 2015, between IEC Electronics Corp., a Delaware corporation (the “Company”), and Jeffrey T. Schlarbaum, the Chief Executive Officer of the Company (the “Optionee”).

RECITALS:

A.Pursuant to the terms of the Employment Agreement dated March 20, 2015, between the Company and Jeffrey T. Schlarbaum (the “Employment Agreement”), the Company is entering into this Agreement to grant a portion of the Sign-On Option.

B.This Option grant is an inducement grant in reliance on the employment inducement exemption under the NASDAQ Listing Rules, and is not granted under the 2010 Omnibus Incentive Compensation Plan of the Company (the “Plan”), although certain terms of the Plan are incorporated by reference pursuant to this Agreement.

C.All capitalized terms not defined in this Agreement shall have the meaning assigned to them in the Plan.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1.Grant of Option. The Company hereby grants to the Optionee as of March 20, 2015 (the “Date of Grant”) a Stock Option (the “Option”) to purchase up to 16,145 shares of common stock of the Company, $.01 par value, on the terms and conditions herein set forth. The Option shall be exercisable from time to time during the option term specified in Section 3 at the Option Exercise Price specified in Section 2.

2.Option Exercise Price. The option exercise price per share of common stock covered by the Option shall be $4.10.

3.Option Term. The Option shall have a term of ten (10) years measured from the Date of Grant and shall accordingly expire at 5:00 p.m. (Eastern Time) on March 20, 2025 (the “Expiration Date”), unless sooner terminated in accordance with Section 7.

4.Vesting and Exercise. Except as otherwise provided in the Plan or this Agreement, the Option shall vest and become exercisable as follows:

a)	25% (with respect to 4,036 shares) vest on March 20, 2016;

b)	an additional 25% (with respect to 4,036 shares) vest on March 20, 2017;

c)	an additional 25% (with respect to 4,036 shares) vest on March 20, 2018; and

d)	the remaining 25% (with respect to 4,037 shares) vest on March 20, 2019.

5.Non-Transferability of Option. The Option shall be exercisable during Optionee’s lifetime only by Optionee and may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by Optionee’s will or by the laws of descent and distribution. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the Option, shall be null and void and without effect.

6.Manner of Exercising Option.

(a)
In order to exercise the Option with respect to all or any part of the shares of Stock for which the Option is at the time exercisable, Optionee (or any other person or persons exercising the Option) must take the following actions:

(i)
Execute and deliver to the Company a Notice of Exercise (“Notice”) (in the form attached to this Agreement) for the shares of Stock for which the Option is exercised, which Notice may require the Optionee to certify in a manner acceptable to the Company that Optionee is in compliance with the terms and conditions of the Plan and this Agreement; and

(ii)	Pay the aggregate Option Exercise Price for the purchased shares in one or more of the following forms:

(A)	by cash, wire transfer or check made payable to the Company;

(B)	in shares of Stock held by Optionee (or any other person or persons exercising the Option) for at least six (6) months and valued at Fair Market Value on the date of exercise; or

(C)
if permissible under applicable law at the time of exercise and to the extent allowed by the Company, through a special sale and remittance procedure pursuant to which Optionee shall concurrently provide irrevocable instructions (I) to the approved brokerage firms to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Option Exercise Price payable for the purchased shares plus all applicable federal, state and local income and employment taxes required to be withheld by the Company by reason of such exercise and (II) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sales transaction.

Except to the extent the sale and remittance procedure is utilized in connection with the Option exercise, payment of the Option Exercise Price must accompany the Notice delivered to the Company in connection with the Option exercise.

In the event the Option is exercised by any person or persons other than the Optionee, the Notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option.

(iii)	Make appropriate arrangements with the Company for the satisfaction of all federal, state and local income and employment tax withholding requirements applicable to the Option exercise.

(b)
As soon as practical after the date of exercise, subject to Section 10, the Company shall issue to or on behalf of Optionee (or any other person or persons exercising the Option) a certificate for the purchased shares of Stock, with the appropriate legends, if any, affixed thereto.

(c)	In no event may the Option be exercised for any fractional shares.

7.Termination of Employment. If the Optionee has a Termination of Employment (as defined in the Plan), the following provisions shall apply:

(a)
Death. If the Optionee’s Termination of Employment is on account of death, then the unvested portion of the Option shall immediately vest in full on the date of such Termination of Employment. Thereafter, the Option may be exercised, in whole or in part, by the Optionee’s Designated Beneficiary (as defined in the Plan) at any time on or before the earlier to occur of (x) the Expiration Date and (y) the first anniversary of the date of such Termination of Employment.

(b)
Disability. If the Optionee’s Termination of Employment is on account of Disability (as defined in the Employment Agreement), then the unvested portion of the Option shall immediately vest in full on the date of such Termination of Employment. Thereafter the Option may be exercised, in whole or in part, by the Optionee at any time on or before the earlier to occur of (x) the Expiration Date and (y) the first anniversary of the date of such Termination of Employment.

(c)
For Cause or without Good Reason. If the Optionee’s Termination of Employment is by the Company for Cause (as defined in the Employment Agreement) or by the Optionee without Good Reason (as defined in the Employment Agreement), then the unvested portion of the Option shall be forfeited on the date of such Termination of Employment. Thereafter, the vested portion of the Option may be exercised, in whole or in part, by the Optionee at any time on or before the earlier to occur of (x) the Expiration Date and (y) the date that is 30 days following the date of such Termination of Employment.

(d)
Without Cause or for Good Reason. If the Optionee’s Termination of Employment is by the Company without Cause (as defined in the Employment Agreement) or by the Optionee for Good Reason (as defined in the Employment Agreement), then the unvested portion of the Option shall immediately vest in full on the date of such Termination of Employment. Thereafter, the Option may be exercised, in whole or in part, by the Optionee at any time on or before the Expiration Date.

(e)
Death After Termination of Employment. If (i) the Optionee’s Termination of Employment is for any reason other than death and (ii) the Optionee dies after such Termination of Employment but before the date the Option must be exercised as set forth in the preceding subsections, then the Option, to the extent it is vested on the date of the Optionee’s death, may be exercised, in whole or in part, by the Optionee’s Designated Beneficiary at any time during the period in which the Optionee could have exercised the Option if living.

8.Change in Control. In the event of a Change in Control (as defined in the Employment Agreement), the Option shall be deemed to be fully vested and may be exercised, in whole or in part, by the Optionee at any time on or before the Expiration Date.

9.Cancellation and Rescission; Repayment of Gain; Set-Off. If the Optionee violates any provision of Article VIII of the Plan or does not execute the general release and waiver of claims required under Section 5.4 of the Employment Agreement, the Committee may cancel or rescind the Option and require the Optionee to pay to the Company the amount of any gain realized as a result of the exercise of a rescinded Option, and the Company shall be entitled to set-off against the amount of any such gain any amount owed to the Optionee by the Company or any Subsidiary.

10.Securities Law Matters.

(a)	As a precondition to the Company’s execution of this Agreement and the grant of the Option hereunder, the Optionee makes the following representations to the Company:

(i)
The Optionee understands that any shares of Stock that may be acquired upon exercise of the Option have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof. The Optionee acknowledges that any shares of Stock acquired upon exercise of the Option must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. The Optionee is aware of the provisions of Rule 144 promulgated under the Securities Act that permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions. The Optionee acknowledges that each certificate will bear a legend referencing the foregoing restrictions.

(ii)
The Optionee is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. The Optionee is financially able to bear the economic risk of his decision to accept the Option as compensation. The Optionee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in any shares of Stock that may be acquired upon exercise of the Option and has had access to the Company’s periodic reports and other information filed by the Company with the Securities and Exchange Commission.

(iii)
The Optionee is acquiring any shares of Stock upon exercise of the Option for his own account and not with a view to the distribution thereof in violation of the Securities Act, and any applicable securities laws of any state.

(b)
The Optionee confirms that the Company is relying upon his representations contained in this Section 10 in connection with the issuance to him of the Option, and upon due exercise, the shares of Stock underlying the Option. The Optionee undertakes to notify the Company immediately of any change in any representation, warranty or other information relating to him set forth in this Section 10, and agrees that such representations and warranties and his agreements, undertakings and acknowledgments contained herein shall survive the exercise of the Option. In consideration of such issuance, the Optionee hereby indemnifies and holds harmless the Company, and the officers, directors, employees and agents thereof, from and against any and all liability, losses, damages, expenses and attorneys’ fees which they may hereafter incur, suffer or be required to pay by reason of the falsity of, or his failure to comply with, any representations or agreements contained in this Section 10(b).

11.General Restriction. The Option shall be subject to the requirement that if at any time the Board in its discretion shall determine that the listing, registration or qualification of the shares subject to such Option on any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issuance or purchase of shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

12.Option Adjustments. In the event of a stock dividend, stock split or other change in corporate structure or capitalization affecting the common stock or any other transaction (including, without limitation, an extraordinary cash dividend) which, in the determination of the Compensation Committee (the “Committee”) of the Board, affects the common stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee, in its sole discretion, shall equitably adjust any or all of (i) the number and kind of shares of stock subject to the Option, and (ii) the exercise price with respect to the foregoing, provided that the number of shares subject to the Option shall always be a whole number.

13.Amendment to this Agreement. The Committee may modify or amend this Agreement if it determines, in its sole discretion, that amendment is necessary or advisable in the light of any addition to or change in the Internal Revenue Code or in the regulations issued thereunder, or any federal or state securities laws or other law or regulation, which change occurs after the date of this Agreement and by its terms applies to the Option. No amendment of this Agreement, however, may, without the consent of the Optionee, make any changes which would adversely affect the rights of the Optionee.

14.Applicability of Plan Terms. The Option is subject to the terms of the Plan to the extent that such terms are not inconsistent with the Employment Agreement or this Agreement. Without limiting the generality of the foregoing, Articles VII and X of the Plan shall not apply to the Option.

15.Notices. Notices hereunder shall be in writing and if to the Company shall be delivered personally to the Secretary of the Company or mailed to its principal office, 105 Norton Street, P.O. Box 271, Newark, New York 14513, addressed to the attention of the Secretary and, if to the Optionee, shall be delivered personally or mailed to the Optionee at Optionee’s address as the same appears on the records of the Company.

16.Stockholder Rights. The Option does not confer upon the holder thereof any rights as a stockholder of the Company until such person shall have exercised the Option, paid the Option Exercise Price and become a holder of record of the purchased shares of Stock.

17.Interpretations of this Agreement. All decisions and interpretations made by the Committee with regard to any question arising hereunder or under the Plan shall be binding and conclusive on all persons having an interest in the Option. The Option granted hereunder, and the common stock which may be issued upon exercise thereof, are subject to the provisions of the Plan. In the event there is any conflict between the provisions of this Agreement and those of the Plan, the provisions of this Agreement shall govern.

18.Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and the successors and assigns of the Company and, to the extent provided in Section 7, to the personal representatives, legatees and heirs of the Optionee.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on the day and year first above written.

By:

Its:

ACCEPTANCE

I, Jeffrey T. Schlarbaum, hereby certify that I have read and fully understand the foregoing Agreement. I acknowledge that the Option is a portion of the Sign-On Option described in Section 3.4 of the Employment Agreement. I hereby execute this Agreement to indicate my acceptance of the Option and my intent to comply with the terms thereof.

Optionee

Street Address

City	State	Zip Code

EXHIBIT A

_________________, 20__
IEC Electronics Corp.
105 Norton Street
P. O. Box 271
Newark, NY 14513

Attention: Secretary

Dear Sir:

This is to notify you that I hereby elect to exercise my option rights to                             shares of common stock of IEC Electronics Corp. (the “Company”) granted under the Sign-On Option Award Agreement - Inducement Grant (the “Agreement”), dated March __, 2015, issued to me subject to the provisions of the Agreement. The option exercise price pursuant to such Agreement, as adjusted, is $____________ per share or $__________ in the aggregate.

In payment of the full option exercise price, I enclose (please complete as appropriate):

(a)     my check payable to IEC Electronics Corp. in the amount of $__________.

(b)	__________ shares of common stock of the Company owned by me for at least six months, free of any liens or encumbrances and having a fair market value of $_________.

(c)
if permissible under applicable law at the time of exercise and to the extent allowed by the Company, an authorization letter which gives irrevocable instructions to the Company to deliver the stock certificates representing the shares for which the option is being exercised directly to ______________ (name and address of broker) together with a copy of the instructions to _______________ (name of broker) to sell such shares and promptly deliver to the Company the portion of the proceeds equal to the total purchase price and withholding taxes due.

I hereby certify that I am in compliance with the terms and conditions of the Plan and the Agreement. I understand, acknowledge and agree that in the event I fail to comply with the provisions of Article VIII of the Plan, the exercise of the Option may be rescinded by the Company and I may become obligated to pay the Company the amount of any gain realized or payment received as a result of the rescinded exercise, all as set forth in Section 9 of the Agreement.

Very truly yours,

Optionee’s Signature